                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                DANA CORPORATION

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
       TIME, ON THURSDAY, AUGUST 28, 2003, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of common stock, par value $1.00 per share, of Dana Corporation, a Virginia corporation (the "Company"), or if applicable, certificates ("Rights Certificates") for the associated rights to purchase shares of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of April 25, 1996 (as amended from time to time, the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, are not immediately available (including if the Distribution Date (as defined in the Offer to Purchase) has occurred but Rights Certificates have not yet been distributed),
(ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

           By Mail:                        By Hand:                By Overnight Delivery:
Computershare Trust Company of  Computershare Trust Company of      Computershare Trust
           New York                        New York                 Company of New York
     Wall Street Station              Wall Street Plaza              Wall Street Plaza
        P.O. Box 1010             88 Pine Street, 19th Floor     88 Pine Street, 19th Floor
   New York, NY 10268-1010            New York, NY 10005             New York, NY 10005

                                 By Facsimile:
                        (For Eligible Institutions Only)

                                 (212) 701-7636

                            Confirmation of Receipt
                                 of Facsimile:
                              (By Telephone Only)

                                 (212) 701-7624

     DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Delta Acquisition Corp., a Virginia corporation (the "Purchaser"), and a wholly owned subsidiary of ArvinMeritor, Inc., an Indiana corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated July 9, 2003 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and/or Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
                    -----------------------------------------------------

Number of Rights:
                    -----------------------------------------------------

Certificate Nos. (If Available):
                           -----------------------------------------------------

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If Shares and Rights will be delivered by
book-entry transfer, check [ ] and provide the following information:

Account Number:
                   -----------------------------------------------------

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Dated:                                , 2003
       -------------------------------------
Name(s) of Record Holder(s):
                           -----------------------------------------------------

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                             (Please type or print)

Address(es):
              -----------------------------------------------------

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Zip Code:
           -----------------------------------------------------

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Area Code and Tel. No(s):
                          -----------------------------------------------------

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Signature(s):
              -----------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a participant in a medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, or other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act, and (c) guarantees to deliver to the Depositary either the certificates representing the Shares and, if applicable, Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares and, if applicable, such Rights, in any such case together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any and all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within
(a) three NYSE trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NYSE trading days after the date hereof and (ii) three business days after the date that Rights Certificates are distributed to the shareholders by the Company. An "NYSE trading day" is a day on which the New York Stock Exchange is open for business.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

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                                  Name of Firm

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                                    Address

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                                    Zip Code

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                             Area Code and Tel. No.

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                              Authorized Signature

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                          Name (Please Type or Print)

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                                     Title

Dated ------------------------------ , 200
-

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.

       CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER
                                OF TRANSMITTAL.

                                        3